Exhibit 99.1

Co-Diagnostics Reports Strong Second Quarter 2021 Financial Results

Solid quarterly results highlighted by revenue of $27.4 million, pre-tax income of $11.9 million and diluted EPS of $0.33

SALT LAKE CITY, August 12, 2021—Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Results:

●	Revenue of $27.4 million, primarily due to sales of the Logix Smart™ COVID-19 Test, representing an increase of 13.8% as compared to the prior year period.
●	Gross profit increased 37.6% to $24.9 million, representing 90.8% of consolidated revenue due to reduced production costs and improved product mix as compared to the prior-year period.
●	Operating income totaled $11.8 million, representing a 19.8% decrease from the prior year period due to increased sales and marketing expenses as a result of increased third-party sales commissions, as well as increased research and development expenses related to the Eikon point of care technology platform.
●	Income before taxes of $11.9 million.
●	Net income of $9.8 million, compared to a net income of $15.0 million in the prior-year first quarter, representing $0.33 per fully diluted share, as compared to $0.51 per fully diluted share in the second quarter of 2020.
●	Cash, cash equivalents, and marketable securities totaled $72.4 million as of June 30, 2021, an increase of $12.3 million from March 31, 2021.
●	Operating cash flows totaled $24.7 million for the year-to-date period ending June 30, 2021, as compared to cash used in operations of $0.3 million during the prior year period.

“We are proud to continue the momentum, delivering another strong quarter following our record results in 2020,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “Our team has done an excellent job of cultivating distributor relationships throughout the United States and abroad, which is evident in the record sales results this quarter. As new variants of COVID-19 continue to emerge and affect the global population, we remain steadfast in our mission to deliver high-quality diagnostic testing kits to customers throughout the world.”

“Looking to the back half of 2021, we are well positioned to maintain our trajectory of growth as our significant investments in talent and R&D continue to yield positive results,” continued Egan. “Our Eikon point of care technology platform has experienced several breakthrough technological advancements, including our direct saliva extraction-free PCR protocol, and a groundbreaking instrument designed to be inexpensive, easy to use, and to deliver rapid results while maintaining the superior performance of PCR. The result is a low-cost, small-footprint PCR device that we anticipate could be deployed widely in nearly every setting. We have strong cash reserves with no debt, and despite the substantial R&D investment and impact on EPS, the Eikon platform is the surest way for the Company to position itself for future growth and profitability.”

A video animation illustrating the Eikon platform can be seen here https://codiagnostics.com/yourtest-animation/.

Second Quarter 2021 Business Highlights:

●	New international CoPrimer™ patent strengthened the Company’s intellectual property protection for the technology underpinning the millions of molecular diagnostic test products that have been deployed in laboratories and hospitals in over 50 countries and across the United States.
●	Over 20 million tests sold to-date as of Q3 2021
●	The Logix Smart™ SARS-CoV-2 DS (Direct Saliva) obtained regulatory authorization to be sold as an in vitro diagnostic for the diagnosis of COVID-19 in markets that accept CE markings.
●	CoSara Diagnostics was recognized for its work combating the COVID-19 surge in India and its tireless efforts to increase manufacturing of COVID-19 tests in response to the deadly wave of infections.

Third Quarter 2021 Outlook:

Co-Diagnostics is offering the following guidance for its third quarter of 2021:

●	Revenue to be in the range of $23.0 million to $25.0 million
●	Increased development expenses for our Eikon point of care technology platform
●	Diluted earnings per share forecasted to be in the $0.19 to $0.22 range, with shares outstanding expected to be approximately 30 million and a corporate effective tax rate of approximately 19.0 percent.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages, and (x) the impact that known and unknown COVID-19 variants may have on us and our products, our customers and suppliers, including disruptions and inefficiencies in the supply chain. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	Zach Mizener
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$70,274,078	$42,976,713
Marketable investment securities	2,109,675	4,335,446
Accounts receivable, net	12,755,952	12,136,833
Inventory	4,120,704	7,995,189
Prepaid expenses	1,039,506	369,028
Deferred tax asset	20,443	547,224
Total current assets	90,320,358	68,360,433
Property and equipment, net	1,192,901	949,639
Investment in joint venture	1,276,202	1,927,125
Total assets	$92,789,461	$71,237,197
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$427,144	$598,318
Accrued expenses, current	4,001,445	2,849,503
Accrued expenses (related party), current	90,000	120,000
Income taxes payable	47,180	637,560
Deferred revenue	163,134	305,307
Total current liabilities	4,728,903	4,510,688
Long-term liabilities
Accrued expenses, noncurrent	794,615	-
Accrued expenses (related party), noncurrent	-	30,000
Total long-term liabilities	794,615	30,000
Total liabilities	5,523,518	4,540,688
Commitments and contingencies (Note 9)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,889,890 and 28,558,033 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	28,890	28,558
Additional paid-in capital	52,042,150	49,157,236
Accumulated earnings	35,194,903	17,510,715
Total stockholders’ equity	87,265,943	66,696,509
Total liabilities and stockholders’ equity	$92,789,461	$71,237,197

CO-DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$27,358,140	$24,040,274	$47,382,909	$25,588,802
Cost of revenue	2,504,355	5,975,305	5,776,920	6,457,045
Gross profit	24,853,785	18,064,969	41,605,989	19,131,757
Operating expenses	90.8%
Sales and marketing	5,853,313	390,191	7,050,859	658,674
General and administrative	2,468,433	2,191,034	5,404,122	3,650,518
Research and development	4,669,160	750,249	6,886,223	1,150,271
Depreciation and amortization	71,714	25,218	138,719	45,966
Total operating expenses	13,062,620	3,356,692	19,479,923	5,505,429
Income from operations	11,791,165	14,708,277	22,126,066	13,626,328
Other income (expense)
Interest income	10,529	38,173	25,186	45,748
Gain (loss) on equity method investment in joint venture	128,595	258,559	(336,348)	267,740
Total other income (expense)	139,124	296,732	(311,162)	313,488
Income before income taxes	11,930,289	15,005,009	21,814,904	13,939,816
Income tax provision	2,145,076	-	4,130,716	-
Net income	$9,785,213	$15,005,009	$17,684,188	$13,939,816
Earnings per common share:
Basic	$0.34	$0.54	$0.62	$0.50
Diluted	$0.33	$0.51	$0.59	$0.48
Weighted average shares outstanding:
Basic	28,794,047	27,582,229	28,728,828	27,605,137
Diluted	29,741,265	29,152,222	29,833,955	29,094,475